Exhibit 99.3

OLD NATIONAL BANCORP
1999 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (the "Agreement"), made and executed as of 24th day of January, 2008, between Old National Bancorp, an Indiana corporation (the "Company"), and ________________________, an officer or employee of the Company or one of its Affiliates (the "Participant").

WITNESSETH:

WHEREAS, the Company has adopted the Old National Bancorp 1999 Equity Incentive Plan (the "Plan") to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants, through the ownership of Shares and through other incentives, with the interests of the Company's shareholders, to provide Participants with an incentive for excellence in individual performance and to promote teamwork among Participants; and

WHEREAS, it is the view of the Company that this goal can be achieved by granting Restricted Stock to eligible officers and other key employees; and

WHEREAS, the Participant has been designated by the Compensation Committee as an individual to whom Restricted Stock should be granted as determined from the duties performed, the initiative and industry of the Participant and his or her potential contribution to the future development, growth and prosperity of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Participant agree as follows:

  Award of Restricted Stock

  The Company hereby awards to the Participant _________ Shares of Restricted Stock (hereinafter, the "Restricted Stock"), subject to the terms and conditions of this Agreement and the provisions of the Plan. All provisions of the Plan, including defined terms, are incorporated herein and expressly made a part of this Agreement by reference. The Participant hereby acknowledges that he or she has received a copy of the Plan.

  Period of Restriction

  The Period of Restriction shall begin on the Grant Date and lapse, except as otherwise provided in Sections 3 and 4 of this Agreement, as follows:

Effective Date	Percent of Restricted Stock Awarded
February 1, 2009	33.3%
February 1, 2010	33.3%
February 1, 2011	33.4%

  Change in Control

  Notwithstanding any other provision of this Agreement, the Period of Restriction shall lapse upon a Change in Control of the Company as provided in Section 12.1 of the Plan.

  Termination of Service

  Notwithstanding any other provision of this Agreement, in the event of the Participant's Termination of Service due to death, Disability or Retirement, the following shall apply:

  (a) If the Participant's Termination of Service is due to death, the Period of Restriction shall lapse, effective as of the date of death.

  (b) If the Participant's Termination of Service is due to Disability or Retirement, he or she shall continue to be treated as a Participant and the Period of Restriction shall lapse at the time specified in Section 2 of this Agreement; provided, however, that if the Participant dies prior to the end of the Period of Restriction, then the provisions of subsection (a) of this Section 4 shall apply.

  Unless otherwise determined by the Committee in its sole discretion, in the event of the Participant's Termination of Service for any other reason, the Shares of Restricted Stock shall be forfeited effective as of the date of the Participant's Termination of Service.

  Dividends on Restricted Stock

  During the Period of Restriction, the Participant shall be entitled to receive any cash dividends paid with respect to the Shares of Restricted Stock regardless of whether the Period of Restriction has not lapsed. All stock dividends paid with respect to Shares of Restricted Stock shall be (a) added to the Restricted Stock, and (b) subject to all of the terms and conditions of this Agreement and the Plan.

  Voting Rights

  During the Period of Restriction, the Participant may exercise all voting rights with respect to the Shares of Restricted Stock as if he or she is the owner thereof.

  Participant's Representations

  The Participant represents to the Company that:

  (a) The terms and arrangements relating to the grant of Restricted Stock and the offer thereof have been arrived at or made through direct communication with the Company or person acting in its behalf and the Participant;

  (b) The Participant has received a balance sheet and income statement of the Company and as an officer or key employee of the Company:

  (i) is thoroughly familiar with the Company's business affairs and financial condition and

  (ii) has been provided with or has access to such information (and has such knowledge and experience in financial and business matters that the Participant is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, the grant of Restricted Stock; and

  (c) The Restricted Stock is being acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

  Income and Employment Tax Withholding

  All required federal, state, city and local income and employment taxes which arise on the lapse of the Period of Restriction shall be satisfied through the (a) withholding of Shares required to be issued under Section 11, or (b) tendering by the Participant to the Company of Shares which are owned by the Participant, as described in Section 6.6(a) of the Plan. The Fair Market Value of the Shares to be tendered shall be equal to the dollar amount of the Company's aggregate withholding tax obligations, calculated as of the day prior to the day on which the Period of Restriction ends.

  Nontransferability

  Until the end of the Period of Restriction, the Restricted Stock cannot be (i) sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution, or (ii) subject to execution, attachment, or similar process. Any attempted or purported transfer of Restricted Stock in contravention of this Section 9 or the Plan shall be null and void ab initio and of no force or effect whatsoever.

  Issuance of Shares

  At or within a reasonable period of time (and not more than 30 days) following execution of this Agreement, the Company will issue, in book entry form, the Shares representing the Restricted Stock. As soon as administratively practicable following the date on which the Period of Restriction lapses, the Company will issue to the Participant or his or her Beneficiary the number of Shares of Restricted Stock specified in Section 1. In the event of the Participant's death before the Shares are issued, such stock certificate will be issued to the Participant's Beneficiary or estate in accordance with Section 14.7 of the Plan. Notwithstanding the foregoing provisions of this Section 10, the Company will not be required to issue or deliver any certificates for Shares prior to (i) completing any registration or other qualification of the Shares, which the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and (ii) obtaining any approval or other clearance from any federal or state governmental agency or body, which the Company determines to be necessary or advisable. The Company has no obligation to obtain the fulfillment of the conditions specified in the preceding sentence. As a further condition to the issuance of certificates for the Shares, the Company may require the making of any representation or warranty which the Company deems necessary or advisable under any applicable law or regulation. Under no circumstances shall the Company delay the issuance of shares pursuant to this Section to a date that is later than 2-1/2 months after the end of the calendar year in which the Period of Restriction lapses, unless issuance of the shares would violate federal securities law or other applicable law, in which case the Company shall issue such shares as soon as administratively feasible (and not more than 30 days) after such issuance would no longer violate such laws.

  Mitigation of Excise Tax

  Except to the extent otherwise provided in a written agreement between the Company and the Participant, the Restricted Stock issued hereunder is subject to reduction by the Committee for the reasons specified in Section 14.10 of the Plan.

  Indemnity

  The Participant hereby agrees to indemnify and hold harmless the Company and its Affiliates (and their respective directors, officers and employees), and the Committee, from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by Participant to the Company or any failure on the part of the Participant to perform any agreements contained herein. The Participant hereby further agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his or her participation in the Plan.

  Financial Information

  The Company hereby undertakes to deliver to the Participant, at such time as they become available and so long as the Period of Restriction has not lapsed and the Restricted Stock has not been forfeited, a balance sheet and income statement of the Company with respect to any fiscal year of the Company ending on or after the date of this Agreement.

  Changes in Shares

  In the event of any change in the Shares, as described in Section 4.5 of the Plan, the Committee will make appropriate adjustment or substitution in the Shares of Restricted Stock, all as provided in the Plan. The Committee's determination in this respect will be final and binding upon all parties.

  Effect of Headings

  The descriptive headings of the Sections and, where applicable, subsections, of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

  Controlling Laws

  Except to the extent superseded by the laws of the United States, the laws of the State of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to this Agreement.

  Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Participant, have caused this Restricted Stock Award Agreement to be executed as of the day and year first above written.

PARTICIPANT
Accepted by: _____________________________________	Date: ________________
Printed Name: _____________________________

OLD NATIONAL BANCORP

By:___________________________________
Allen R. Mounts
EVP, Chief Administrative Officer
Old National Bancorp